Exhibit 5.1
manatt
manatt | phelps | phillips

September 1, 2011

ChromaDex Corporation
10005 Muirlands Blvd. Suite G
Irvine, California  92618

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ChromaDex Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of the following:

(i)           on behalf of the Company, an indeterminate amount and number of the following securities that may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act up to an aggregate offering price of $50,000,000: (A) shares of the Company’s common stock, $0.001 par value per share (“Common Stock” and to the extent offered by the Company on the Registration Statement, the “Primary Common Stock”), (B) warrants to purchase shares of Common Stock (the “Primary Warrants”), and (C) units comprised of one or more shares of Common Stock and Primary Warrants, in any combination which may be issued under unit agreements (the “Primary Units” and collectively with the Primary Common Stock and the Primary Warrants, the “Primary Securities”); and

(ii)           on behalf of the selling stockholders named in the Registration Statement, up to 13,964,284 shares of Common Stock (the “Secondary Common Stock” and together with the Primary Securities, the “Securities”).  The Secondary Common Stock includes 10,039,286 shares currently issued and outstanding  (the “Secondary Outstanding Shares”) and 3,924,998 shares issuable upon the exercise of certain outstanding warrants to purchase Common Stock (the “Secondary Warrant Shares”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) an applicable prospectus supplement will have been filed with the Commission further describing each of the Primary Securities offered thereby from time to time; (vi) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; (vii) the Primary Warrants and the Primary Units, and any purchase, underwriting or similar agreement with respect to the Securities, will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation; (viii) that each of the Primary Warrants and the Primary Units, and any purchase, underwriting or similar agreements with respect to any of the Securities, will be duly authorized, validly executed and delivered by the parties thereto and will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms; (ix) that any such definitive purchase, underwriting or similar agreement with respect to any Securities will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable; (x) any securities of the Company issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (xi) that the final form of all documents for the Primary Securities will not have any material differences from those customarily used in transactions of this type; (xii) that none of (A) the execution, delivery and performance of any of the Primary Warrants, the Primary Units or any purchase, underwriting or similar agreements with respect to any of the Securities, (B) the terms of any of the Primary Securities to be established after the date hereof, (C) the issuance and delivery of the Primary Securities or the Secondary Warrant Shares (D) compliance by the Company with the terms of such Securities will (I) violate any applicable law, rule or regulation to which the Company is then subject or the certificate of incorporation or the Company’s bylaws as then in effect, (II) result in a breach or default under any instrument or agreement then binding upon the Company or any of its properties or (III) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company; and (xiii) there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.           With respect to shares of Primary Common Stock and Common Stock that may be issued under any of the other Primary Securities, when both (a) the Company’s board of directors (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of such shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the, conversion, exercise or exchange of any Primary Securities or the instrument governing such Primary Security, in each case upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable;

2.           With respect to the Primary Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Primary Warrants and related matters and (b) the instruments representing the Primary Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent (if applicable), then the Primary Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution; and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3.           With respect to the Primary Units, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Primary Units and related matters and (b) the instruments representing the Primary Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a unit agent (if applicable), then the Primary Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution; and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

4.           With respect to the Secondary Common Stock, (i) the shares of Secondary Common Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) the Secondary Outstanding Shares have been validly issued and are fully paid and nonassessable; and (iii) the Secondary Warrant Shares, when issued by the Company against payment of the exercise price in accordance with the terms and conditions of the warrants relating thereto, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the Federal securities laws of the United States of America.  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours,

 /s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP